                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      TICKETMASTER ONLINE-CITY SEARCH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      TICKETMASTER ONLINE-CITYSEARCH, INC.

                      790 E. Colorado Boulevard, Suite 200
                           Pasadena, California 91101

                                                                  April 20, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Ticketmaster Online-CitySearch, Inc. It will be held on Wednesday, May 10, 2000 at 10:00 a.m., at the Pasadena Hilton Hotel, 168 S. Los Robles Avenue, Pasadena, California 91101.

     The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 1999 fiscal year.

     We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

     On behalf of the Board of Directors, we thank you for your ongoing involvement and support.

                                            Sincerely,

                                            /s/ Charles Conn
                                            ------------------------------------
                                            Charles Conn
                                            Director and Chief Executive Officer

                      TICKETMASTER ONLINE-CITYSEARCH, INC.

                      790 E. Colorado Boulevard, Suite 200
                           Pasadena, California 91101

                               -------------------

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF TICKETMASTER ONLINE-CITYSEARCH, INC.:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Ticketmaster Online-CitySearch, Inc. (the "Company") will be held on Wednesday, May 10, 2000, at 10:00 a.m., at the Pasadena Hilton Hotel, 168 S. Los Robles Avenue, Pasadena, California 91101 for the following purposes:

     1. To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified;

     2.   To approve the adoption of the Company's 1999 Stock Plan;

     3. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 2000; and

     4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

     The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 2000 Annual Meeting is the close of business on March 22, 2000. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

     All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.


                                   By Order of the Board of Directors,

                                   /s/ Bradley K. Serwin
                                   ---------------------------------------------
                                   Bradley K. Serwin
                                   Vice President, General Counsel and Secretary

Pasadena, California
April 20, 2000

                      TICKETMASTER ONLINE-CITYSEARCH, INC.

                               -------------------
                                 PROXY STATEMENT
                               -------------------


                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2000

     The Board of Directors of Ticketmaster Online-CitySearch, Inc. (the "Company") is soliciting the enclosed Proxy for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, May 10, 2000, at 10:00 a.m., at the Pasadena Hilton Hotel, 168 S. Los Robles Avenue, Pasadena, California 91101. This Proxy Statement was initially sent to stockholders on or about April 20, 2000.

     Shares represented by a Proxy will be voted at the Annual Meeting as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

     The cost of solicitation of Proxies will be paid by the Company. In addition to solicitation of Proxies by use of the mail, directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to, and to obtain Proxies from, their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     Voting rights are vested exclusively in holders of the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share. As of the close of business on March 22, 2000, the record date, there were 49,414,470 shares of Class A Common Stock outstanding and 36,254,082 shares of Class B Common Stock outstanding. The rights of the holders of Class A Common Stock and Class B Common Stock are substantially identical, except with respect to voting, conversion and transfer. Except as otherwise required by applicable law, each share of Class A Common Stock entitles its holder to 15 votes and each share of Class B Common Stock entitles its holder to one vote on all matters submitted to a vote or for the consent of stockholders. Except as otherwise required by applicable law, the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote or for the consent of stockholders. The presence of a majority of the outstanding shares of Common Stock, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

TICKETMASTER ONLINE-CITYSEARCH CLASS B COMMON STOCK

     The following table sets forth, as of March 31, 2000, certain information regarding the beneficial ownership of our Class B Common Stock by: (1) each person or entity who is known by us to own beneficially 5% or more of our outstanding Class B Common Stock; (2) each of our directors and director nominees; (3) our Chief Executive Officer and each of the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers"); and
(4) all of our directors, director nominees and executive officers as a group.




       NAME AND ADDRESS                   BENEFICIALLY     PERCENTAGE OF   PERCENTAGE OF TOTAL
    OF BENEFICIAL OWNER (1)                 OWNED (2)        CLASS (2)        VOTING POWER
-------------------------------------  ------------------  --------------  -------------------
USA Networks, Inc....................      43,782,544         55.6%              80.7%
  152 West 57th Street, 42nd Floor
  New York, NY 10019
Microsoft Corporation (3)                  11,500,000         28.2                1.5
  One Microsoft Way
  Redmond, WA  98052
Morgan Stanley Dean Witter & Co. (4).       2,320,767          6.4                 **
  1585 Broadway
  New York, NY  10036
Barry Baker..........................               -            -                  -
Terry Barnes.........................               -            -                  -
Charles Conn (5).....................       1,352,886          3.6                2.5
Barry Diller (6).....................      43,782,544         55.6               80.7
Joseph Gleberman (7).................       2,327,981          6.4
William Gross (8)....................       1,467,562          3.9                2.8
Allen Grubman........................               -            -                  -
Lawrence Jacobson....................               -            -                  -
Victor A. Kaufman....................               -            -                  -
Robert Kavner (9)....................         238,463            *                 **
Dara Khosrowshahi (10)...............           1,542            *                 **
Bryan Lourd..........................               -            -                  -
William D. Savoy.....................               -            -                  -
Alan Spoon ..........................               -            -                  -
Thomas Unterman (11).................           4,053            *                 **
Traci Fleming (12)...................          15,226            *                 **
Daniel Marriott (13).................          38,309            *                 **
John Pleasants (14)..................          42,199            *                 **
Steven Trepp (15)....................          46,997            *                 **
All executive officers, directors and
director nominees as a group (23
persons) (16)........................      49,465,495         57.2               87.0


----------------------

*    Less than 1% of the outstanding Class B Common Stock.

**   Less than 1% of the total voting power of the outstanding Class B Common
     Stock.

(1) The address of Messrs. Baker, Diller, Kaufman and Khosrowshahi is: c/o USA Networks, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster Online-CitySearch, Inc., 790 E. Colorado Boulevard, Suite 200, Pasadena, CA 91101.

(2) Pursuant to the Company's Restated Certificate of Incorporation, shares of Class A Common Stock are convertible at any time into an equal number of shares of Class B Common Stock. The percentage of shares beneficially owned assumes the conversion of all shares of Class A Common Stock beneficially owned by the listed person, but does not assume the conversion of Class A Common Stock owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Amounts shown in the above table and the following notes include shares issuable upon exercise of stock options to purchase shares of Class A Common Stock and Class B Common Stock which are exercisable within 60 days of March 31, 2000.

(3) Includes warrants to purchase 4,500,000 shares of Class B Common Stock which are exercisable by Microsoft Corporation.

(4) Based solely on the Schedule 13G filed by Morgan Stanley Dean Witter & Co. ("Morgan Stanley") dated February 4, 2000 indicating that (1) Morgan Stanley beneficially owns 2,320,767 shares, (2) Morgan Stanley has shared voting power with respect to 1,866,006 shares, (3) Morgan Stanley has shared dispositive power with respect to 2,320,767 shares, (4)
     Morgan Stanley is a registered Investment Adviser, and (5) accounts managed by Morgan Stanley on a discretionary basis are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities and that no such account owns more than 5% of the Class B Common Stock.

(5) Includes 974,762 shares of Class A Common Stock, and options to purchase 325,000 shares of Class A Common Stock and 53,124 shares of Class B Common Stock exercisable by Mr. Conn within 60 days of March 31, 2000.

(6) Includes 42,480,143 shares of Class A Common Stock which are beneficially owned by USA Networks, Inc. Mr. Diller disclaims beneficial ownership of such shares.

(7) Includes 2,327,981 shares of Class B Common Stock which are held by entities affiliated with The Goldman Sachs Group, Inc. Mr. Gleberman is a managing director of Goldman, Sachs & Co., a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. Mr. Gleberman disclaims beneficial ownership of the shares owned by The Goldman Sachs Group, Inc., except to the extent of his pecuniary interest therein.

(8) Includes 472,562 shares of Class A Common Stock held by bill gross' idealab!. Mr. Gross disclaims beneficial ownership of the shares held by bill gross' idealab!.

(9) Includes 96,782 shares of Class A Common Stock and options to purchase 141,681 shares of Class A Common Stock exercisable by Mr. Kavner within 60 days of March 31, 2000.

(10) Includes options to purchase 1,042 shares of Class B Common Stock which are exercisable by Mr. Khosrowshahi within 60 days of March 31, 2000.

(11) Includes 4,053 shares of Class A Common Stock which are held by The Thomas and Janet Unterman Living Trust dated 12/30/94.

(12) Includes no shares of Class A Common Stock. Includes options to purchase 3,666 shares of Class A Common Stock and 11,560 shares of Class B Common Stock exercisable by Ms. Fleming within 60 days of March 31, 2000.

(13) Includes no shares of Class A Common Stock. Includes options to purchase 35,184 shares of Class A Common Stock and 3,125 shares of Class B Common Stock exercisable by Mr. Marriott within 60 days of March 31, 2000.

(14) Includes no shares of Class A Common Stock. Includes options to purchase 21,616 shares of Class A Common Stock and 9,583 shares of Class B Common Stock exercisable by Mr. Pleasants within 60 days of March 31, 2000.

(15) Includes no shares of Class A Common Stock. Includes options to purchase 26,458 shares of Class A Common Stock and 20,539 shares of Class B Common Stock exercisable by Mr. Trepp within 60 days of March 31, 2000.

(16) See notes (2) and (5) through (15).

TICKETMASTER ONLINE-CITYSEARCH CLASS A COMMON STOCK

     The following table sets forth, as of March 31, 2000, certain information relating to the beneficial ownership of our Class A Common Stock by (1) each person or entity who is known by us to beneficially own 5% or more of our outstanding Class A Common Stock; (2) each of our directors and director nominees; (3) each of our Named Officers; and (4) all of our directors, executive officers and director nominees as a group.


                                                                        PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)        BENEFICIALLY CLASS (2)     CLASS (2)
----------------------------------------------  ----------------------  -------------
USA Networks, Inc.                                    42,480,143            84.9%
  152 West 57th Street, 42nd Floor
  New York, NY 10019
Barry Baker                                                    -               -
Terry Barnes                                                   -               -
Charles Conn (3)                                       1,299,762             2.6
Barry Diller (4)                                      42,480,143            84.9
Joseph Gleberman                                               -               -
William Gross (5)                                      1,467,562              2.9
Allen Grubman                                                  -               -
Lawrence Jacobson                                              -               -
Victor A. Kaufman                                              -               -
Robert Kavner (6)                                        238,463               *
Dara Khosrowshahi                                              -               -
Bryan Lourd                                                    -               -
William D. Savoy                                               -               -
Alan Spoon                                                     -               -
Thomas Unterman (7)                                        4,053               *
Traci Fleming 8)                                           3,666               *
Daniel Marriott (9)                                       35,184               *
John Pleasants (10)                                       32,616               *
Steven Trepp (11)                                         41,322               *
All executive officers, directors and director
nominees as a group(23 persons) (12)                  45,619,021            91.2


----------------------

*    Less than 1% of the outstanding Class A Common Stock.

(1) The address of Messrs. Baker, Diller, Kaufman and Khosrowshahi is: c/o USA Networks, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster Online-CitySearch, Inc., 790 E. Colorado Boulevard, Suite 200, Pasadena, CA 91101.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them. Percentage of class is based on 50,008,181 shares of Class A Common Stock outstanding as of March 31, 2000, including options to purchase Class A Common Stock exercisable within 60 days of March 31, 2000. Amounts shown in the above table and the following notes include shares issuable upon exercise of stock options to purchase shares of Class A

     Common Stock which are exercisable within 60 days of March 31, 2000. Shares of Class A Common Stock may be converted at any time into an equal number of shares of Class B Common Stock.

(3) Includes 325,000 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Conn within 60 days of March 31, 2000.

(4) Includes 42,480,143 shares of Class A Common Stock beneficially owned by USA Networks, Inc., as to which Mr. Diller disclaims beneficial ownership.

(5) Includes 472,562 shares of Class A Common Stock held by bill gross' idealab!. Mr. Gross disclaims beneficial ownership of the shares held by bill gross' idealab!.

(6) Includes 141,681 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Kavner within 60 days of March 31, 2000.

(7) Includes 4,053 shares of Class A Common Stock held by The Thomas and Janet Unterman Living Trust dated 12/30/94.

(8) Includes 3,666 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Ms. Fleming within 60 days of March 31, 2000.

(9) Includes 35,184 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Marriott within 60 days of March 31, 2000.

(10) Includes 21,616 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Pleasants within 60 days of March 31, 2000.

(11) Includes 26,458 shares issuable upon exercise of stock options to purchase shares of Class A Common Stock which are exercisable by Mr. Trepp within 60 days of March 31, 2000.

(12) See notes (2) through (11).

USAI COMMON STOCK

     The following table sets forth, as of January 31, 2000, information relating to the beneficial ownership of the common stock of USA Networks, Inc. ("USAi") by (1) each of our directors and director nominees, (2) each of our Named Officers, and (3) all of our executive officers, directors and director nominees as a group.



         NAME AND ADDRESS OF                                                        PERCENTAGE OF TOTAL
         BENEFICIAL OWNER (1)           NUMBER OF SHARES   PERCENTAGE OF CLASS (2)     VOTING POWER
-------------------------------------  ------------------  -----------------------  -------------------
Barry Baker (4)......................        621,376                   *                     **
Terry Barnes.........................              -                   -                      -
Charles Conn.........................              -                   -                      -
Barry Diller (5).....................    140,630,564                  37.2%                  74.9%
Joseph Gleberman.....................              -                   -                      -
William Gross........................              -                   -                      -
Allen Grubman........................              -                   -                      -
Lawrence Jacobson....................              -                   -                      -
Victor A. Kaufman (6)................        940,338                   *                     **
Robert Kavner........................              -                   -                      -
Dara Khosrowshahi (7)................         90,000                   *                      *
Bryan Lourd..........................              -                   -                      -
William D. Savoy (8).................        176,822                   *                      *
Alan Spoon...........................              -                   -                      -
Thomas Unterman......................              -                   -                      -
Traci Fleming........................              -                   -                      -
Daniel Marriott......................              -                   -                      -
John Pleasants ......................              -                   -                      -
Steven Trepp ........................              -                   -                      -
All executive officers, directors and
director nominees as a group
(23 persons).........................    142,459,100                  37.7                   75.0


------------------------

*    Less than 1% of the outstanding USAi common stock.

** Less than 1% of the total voting power of the USAi common stock and the Class B common stock of USAi, par value $.01 per share.

(1) The address of Messrs. Baker, Diller, Kaufman and Khosrowshahi is: c/o USA Networks, Inc., 152 West 57th Street, 42nd Floor, New York, NY 10019. Except as otherwise indicated, the address of each of the other named individuals is: c/o Ticketmaster Online-CitySearch, Inc., 790 E. Colorado Boulevard, Suite 200, Pasadena, CA 91101.

(2) The percentage of beneficial ownership listed assumes the conversion of any shares of USAi Class B common stock owned by such listed person, but does not assume the conversion of USAi Class B common stock owned by any other person. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Shares of USAi Class B common stock are convertible at any time into an equal number of shares of USAi common stock.

(3) The percentage of votes for all classes is based on one vote for each share of USAi common stock and ten votes for each share of USAi Class B common stock, assuming no conversion of USAi Class B common stock.

(4) Consists of 21,376 shares of USAi common stock and options to purchase 600,000 shares of USAi common stock which are exercisable by Mr. Baker within 60 days of January 31, 2000.

(5) Liberty Media Corporation ("Liberty"), a subsidiary of AT&T Corp., Universal Studios, Inc. ("Universal"), The Seagram Company Ltd. ("Seagram"), USAi and Mr. Diller are parties to a stockholders agreement pursuant to which Liberty and Mr. Diller have formed BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC., or together the "BDTV Entities," which entities, as of January 31, 2000, held 8,000,000, 31,236,444,
     8,010,364 and 1,600,000 shares of USAi Class B common stock, respectively, and an aggregate of 44 shares of USAi common stock collectively. Includes 13,430,000 shares of USAi Class B common stock, and 18,181,308 shares of USAi common stock as to which Mr. Diller has general voting power and which are otherwise beneficially owned by Seagram. Includes 756,644 shares of USAi Class B common stock, and 16,918,464 shares of USAi common stock as to which Mr. Diller has general voting power and which are otherwise beneficially owned by Liberty. Also consists of 2,059,908 shares of USAi common stock owned by Mr. Diller, vested options to purchase 40,373,388 shares of USAi common stock, and 64,000 shares of USAi common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership. Pursuant to the stockholders agreement, Mr. Diller generally has the right to vote all of the shares of USAi stock held by the BDTV Entities, Seagram and Liberty. These figures do not include any unissued shares of USAi common stock or USAi Class B common stock issuable upon exchange of the shares of Home Shopping Network, Inc. held by Liberty HSN, Inc. and the shares of USANi LLC beneficially owned by Liberty or Seagram.

(6) Consists of 34,338 shares of USAi common stock and options to purchase 906,000 shares of USAi common stock which are exercisable by Mr. Kaufman within 60 days of January 31, 2000.

(7) Consists of options to purchase 90,000 shares of USAi common stock which are exercisable by Mr. Khosrowshahi within 60 days of January 31, 2000.

(8) Consists of 58,000 shares of USAi common stock and options to purchase 118,822 shares of USAi common stock which are exercisable by Mr. Savoy within 60 days of January 31, 2000.

USAI CLASS B COMMON STOCK

     The following table sets forth, as of January 31, 2000, information relating to the beneficial ownership of USAi Class B common stock by (1) each of our directors and director nominees; (2) each of our Named Officers; and (3) all of our executive officers, directors and director nominees as a group.


NAME AND ADDRESS OF BENEFICIAL OWNER (1)         PERCENTAGE OF CLASS      BENEFICIALLY OWNED(1)
----------------------------------------         -------------------      ---------------------
Barry Diller (2)...............................          100%                   63,033,452
  C/o USA Networks, Inc.
  152 West 57th Street, 42nd Floor
  New York, NY  10019
Barry Baker....................................            -                             -
Terry Barnes...................................            -                             -
Charles Conn...................................            -                             -
Joseph Gleberman...............................            -                             -
William Gross..................................            -                             -
Allen Grubman..................................            -                             -
Lawrence Jacobson..............................            -                             -
Victor A. Kaufman..............................            -                             -
Robert Kavner..................................            -                             -
Dara Khosrowshahi..............................            -                             -
Bryan Lourd....................................            -                             -
William D. Savoy...............................            -                             -
Alan Spoon.....................................            -                             -
Thomas Unterman................................            -                             -
Traci Fleming..................................            -                             -
Daniel Marriott................................            -                             -
John Pleasants ................................            -                             -
Steven Trepp ..................................            -                             -
All executive officers, directors and director
nominees as a group (23 persons)...............          100%                   63,033,452


-------------------------------

(1) All or any portion of shares of USAi Class B common stock may be converted at any time into an equal number of shares of USAi Common Stock.

(2) Liberty, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to the stockholders agreement, under which Liberty and Mr. Diller have formed the BDTV Entities which entities hold 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of Class B common stock, respectively. Mr. Diller generally has the right to vote all of the shares of Class B common stock held by the BDTV Entities and the shares of Class B common stock held by Universal and Liberty. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. These figures do not include any unissued shares of USAi common stock or USAi Class B common stock issuable upon conversion of Liberty's Home Shopping Network, Inc. shares and USANi LLC shares beneficially owned by Liberty or Seagram.

                                    DIRECTORS

     The Company would like to thank Robert Kavner for his guidance and support during his years of service as a director of CitySearch since its founding in December 1995, including as Chairman of the Board from March 1996 to September 1998, and as a director of Ticketmaster Online-CitySearch since September 1998. Mr. Kavner has decided not to seek reelection as a director of the Company due to his commitments in his current position as General Partner of bill gross' idealab!.

     The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Board of Directors to serve as directors of the Company. All of the individuals listed, except for Allen Grubman, Bryan Lourd and John Pleasants, are currently directors of the Company.


        NAME                                  AGE     CAPACITY
        ------------------------------------  ---     ------------------------------------
        Charles Conn........................  38      Chief Executive Officer and Director
        John Pleasants......................  34      President and Director
        Barry Baker.........................  47      Director
        Terry Barnes........................  48      Director
        Barry Diller........................  58      Director
        Joseph Gleberman....................  42      Director
        William Gross.......................  41      Director
        Allen Grubman.......................  54      Director
        Lawrence Jacobson...................  41      Director
        Victor A. Kaufman...................  56      Director
        Dara Khosrowshahi...................  30      Director
        Bryan Lourd.........................  39      Director
        William D. Savoy(1)(2)..............  35      Director
        Alan Spoon..........................  48      Director
        Tom Unterman(2).....................  55      Director


-------------------------------

(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

     Mr. Conn has served as Chief Executive Officer of Ticketmaster Online-CitySearch since September 1998 and as a director since March 1999. He has served as Chief Executive Officer of CitySearch since he co-founded CitySearch in September 1995, served as President of CitySearch from September 1995 to October 1996 and served as a director from September 1995 until September 1998. From September 1990 to September 1995, he was a consultant at McKinsey & Company, where he was elected Partner. From September 1986 to September 1988, Mr. Conn worked with the Boston Consulting Group in Boston and Tokyo and in 1989 with Canon, Inc. Mr. Conn holds a B.A. from Boston University, a B.A. and M.A. from Oxford University, where he was a Rhodes Scholar, and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

     Mr. Pleasants has served as President of Ticketmaster Online-CitySearch since January 2000. Prior to such position, Mr. Pleasants served as President - Ticketing and

Transactions from May 1999 to December 1999, Executive Vice President - New Markets from November 1998 to April 1999 and General Manager - New Markets from November 1996 to November 1998. From September 1993 to November 1996, Mr. Pleasants served as Product Manager for PepsiCo's Frito-Lay division. From May 1988 to August 1991, he worked as a Plant Manager and sales and marketing executive at Hygiene Industries, a textile manufacturer. Mr. Pleasants holds an MBA from Harvard Business School.

     Mr. Baker has served as a director of Ticketmaster Online-CitySearch since March 1999. Mr. Baker has been a director and President and Chief Operating Officer of USAi since March 1999. Mr. Baker was Executive Vice President of Sinclair Broadcast Group, Inc. and served as Chief Executive Officer designate and as a director of Sinclair Communications, Inc. from June 1996 through February 1999. From 1989 through May 1996, he was also Chief Executive Officer of River City Broadcasting, L.P., which was acquired by Sinclair Broadcasting. Mr. Baker serves as a director of Hotel Reservations Network, Inc., iBeam Broadcasting Corporation and Production Resource Group, Inc.

     Mr. Barnes has served as a director of Ticketmaster Online-CitySearch since September 1998 and as the President and Chief Executive Officer of Ticketmaster Corp. since June 1998. From September 1995 until June 1998, Mr. Barnes was the President and Chief Operating Officer of TM Ticketing Co. From January 1991 until September 1995, Mr. Barnes was Vice President and General Manager of numerous subsidiaries of Ticketmaster Corp. in the Midwest.

     Mr. Diller has served as a director of Ticketmaster Online-CitySearch since September 1998 and served as a director of CitySearch from December 1997 until September 1998. Mr. Diller has been a director and Chairman of the Board and Chief Executive Officer of USAi (or its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc., from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is also a director of and member of the Executive Committee of The Seagram Company Ltd. He also serves on the Board of the Museum of Television and Radio, the New York Public Library, Conservation International and 13/WNET. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council, the Executive Board for the Medical Sciences of the University of California, Los Angeles and the Board of the Children's Advocacy Center of Manhattan.

     Mr. Gleberman has served as a director of CitySearch since May 1996 and of Ticketmaster Online-CitySearch since September 1998. He is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., an investment banking firm, a position which he has held since November 1996. He joined Goldman, Sachs & Co. in 1982 and has served as a partner from November 1990 to November 1996. Mr. Gleberman also serves as a director of Applied Analytical Industries, Inc., Biofield Corp. and Dade International, Inc.

     Mr. Gross has served as a director of CitySearch since he co-founded it in September 1995 and of Ticketmaster Online-CitySearch since September 1998. Since March 1996,

Mr. Gross has been Chairman of the Board, Chief Executive Officer and President of bill gross' idealab!, a corporation which generates ideas for and creates new companies. In 1991, he founded Knowledge Adventure Inc., a corporation which developed educational software for children, and served as its Chairman from June 1991 to January 1997. He was a developer at Lotus Development Corporation from 1986 to 1991. Prior to joining Lotus Development Corporation, Mr. Gross founded, in 1980, GNP Loudspeaker, Inc. to manufacture and sell his patented designs. In 1995, Mr. Gross was elected to the Board of Trustees of California Institute of Technology as the first Young Alumni Trustee. Mr. Gross also serves as a director of goto.com, Inc., and NetZero Inc.

     Mr. Grubman has been the Senior Partner of Grubman, Indursky & Schindler, p.c., an entertainment law firm, for the past 31 years. Since its inception in 1983, Mr. Grubman has served on the board of the Rock & Roll Hall of Fame as its Secretary/Treasurer. He has also served as a member of the board of the Center For Neurologic Diseases, an affiliate of Brigham And Women's Hospital, since 1992. Mr. Grubman has also worked on behalf of the City of Hope for the past 10 years, and was named its honoree in 1995.

     Mr. Jacobson has served as a director of Ticketmaster Online-CitySearch since December 1999. Mr. Jacobson has served as President and Chief Operating Officer of Ticketmaster Corporation since January 2000. Prior to that time, he served as President of FOX Television Network from September 1997 through December 1999, and in various positions within the FOX Broadcasting Company from December 1990 through September 1997. While at FOX, Mr. Jacobson was involved in many of the company's expansion efforts including its rapid advancement within broadcast and cable sports, its international growth of satellite businesses in Asia and Latin America, and its building of its family and news programming services. Mr. Jacobson holds a B.A. from Harvard College and an M.B.A. from Harvard Business School.

     Mr. Kaufman has served as a director of Ticketmaster Online-CitySearch since September 1998. Mr. Kaufman has also served as a director of USAi since December 1996 and has been Vice Chairman of USAi since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman of USAi since January 1997 and as Chief Financial Officer of USAi since November 1, 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 through December 1996 and as a director of Savoy from February 1992 through December 1996. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. He also serves as a director of the Hotel Reservations Network, Inc.

     Mr. Khosrowshahi has served as a director of Ticketmaster Online-CitySearch since October 1999 and as President of USA Networks Interactive since August 1999. Mr. Khosrowshahi had served as Vice President of Strategic Planning for USA Networks, Inc. since March 1998 and became Senior Vice President in May 1999. Prior to joining USAi, Mr. Khosrowshahi worked at Allen & Company Incorporated from 1991 to 1998 where he served as Vice President from 1995 to 1998. He is also a member of the Board of Directors of Hotel Reservations, Inc., BET.com, MXG Media and Artist Direct, Inc.

     Mr. Lourd has served as Managing Partner of Creative Artists Agency ("CAA"), a literary and talent agency based in Los Angeles, California, since October 1995. From August 1995 until October 1995, Mr. Lourd was head of the Motion Picture Talent Department of CAA. He attended Cambridge University, George Washington University and the University of Southern California. He received his BA degree in Journalism and International Relations in 1983.

     Mr. Savoy has served as a director of Ticketmaster Online-CitySearch since September 1998. Since 1990, Mr. Savoy has served as President of Vulcan Northwest Inc., managing the personal finances of Paul G. Allen, co-founder of Microsoft Corporation, and Vice President of Vulcan Ventures Inc., a venture capital fund wholly owned by Mr. Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as a director of Charter Communications, Inc., drugstore.com., Go2Net, Inc., Harbinger Corporation, High Speed Access Corporation, Metricom, Inc., Telescan, Inc., Value America and, since July 1997, has served as a director of USAi.

     Mr. Spoon has served as a director of CitySearch since December 1997 and as a director of Ticketmaster Online-CitySearch since September 1998. As of May 1, 2000, he will become general partner at Polaris Venture Partners. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from May 1991 through March 2000 and served as President from September 1993 through March 2000. Prior to that, Mr. Spoon held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. He is also a director of American Management Systems, Inc. and Human Genome Sciences, Inc. and Danaher Corporation.

     Mr. Unterman has served as a director of CitySearch since June 1997 and as a director of Ticketmaster Online-CitySearch since September 1998. Since September 1999, he has served as Managing Partner and Chief Executive Officer of Rustic Canyon Group, the general partner of TMCT Ventures, a venture capital fund. From March 1998 through December 1999, he served as Executive Vice President and Chief Financial Officer of, and from August 1995 to March 1998 as Senior Vice President and Chief Financial Officer of, The Times Mirror Company. From February 1995 to August 1995, Mr. Unterman was a Senior Vice President and General Counsel and, from September 1992 to February 1995, was Vice President and General Counsel of The Times Mirror Company.

     The members of the Board of Directors are generally not currently compensated for their services to Ticketmaster Online-CitySearch other than for reimbursement of their expenses incurred in connection with such services. In January 2000, Mr. Khosrowshahi was granted options to purchase 50,000 shares of the Company's Class B Common Stock under the 1999 Stock Plan at an exercise price of $42.81 per share. In March 2000, Mr. Khosrowshahi was granted options to purchase 50,000 shares of the Company's Class B Common Stock under the 1999 Stock Plan at an exercise price of $25.06 per share. Prior to the Company's initial public offering, Mr. Kavner received certain options to purchase shares of the Company's Class A Common Stock. Directors may receive discretionary stock option grants pursuant to the provisions of the Company's 1998 Stock Plan and 1999 Stock Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     MEETINGS. During fiscal year 1999, the Board of Directors met in regular or special sessions seven times. The Audit Committee met three times and the Compensation Committee met ten times. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board of Directors or the Committees. Each of the Company's directors who has been nominated for re-election (or election) attended at least 75% of the meetings of the Board of Directors (held during the period for which he has been a director) and the meetings of the Committees of which he is a member (held during the period for which he has been a member).

     STANDING COMMITTEES. The Board of Directors has a Compensation Committee, comprised of Mr. Savoy and Robert Kavner, who will not stand for reelection as a director of the Company. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and employees, including equity compensation. In addition, the Board of Directors has an Audit Committee, comprised of Messrs. Savoy and Unterman with Mr. Michael Durney, who serves as the Controller for USAi as an observer, that reviews and monitors corporate financial reporting and audits of the company, as well as any other accounting related matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all forms were filed on a timely basis, except that (1) Steven Trepp filed a Form 5 in lieu of amending his timely filed Form 3 to report 14,864 shares of Class A Common Stock owned by Mr. Trepp at the time he became subject to Section 16 and inadvertently excluded from his Form 3,
(2) Charles Conn amended his timely filed Form 5 with respect to fiscal year 1999 to correct an inadvertent error in reporting the aggregate number of shares of the Company beneficially owned by Mr. Conn on the Form 5, (3) Dara Khosrowshahi failed to timely file a Form 3 in October 1999, the time he became subject to Section 16, and (4) Mr. William Gross filed a Form 5 with respect to fiscal year 1999 which (a) excluded 36,000 shares of Class A Common Stock gifted or sold to certain individuals prior to the initial offering of the Company which were inadvertently included in his timely filed Form 3 and (b) included 472,562 shares of Class A Common Stock held by bill gross' idealab!, of which Mr. Gross is the President, which were inadvertently excluded in prior reports.

                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company.


                  NAME                         AGE                                POSITION
----------------------------------------       ---      ------------------------------------------------------------
Charles Conn............................        38      Chief Executive Officer and Director
John Pleasants..........................        34      President
Dan Marriott............................        31      Executive Vice President, Corporate Strategy and Development
                                                        Chief Financial Officer, Executive Vice President, Finance
Thomas J. McInerney.....................        35      and Administration, and Treasurer
Traci Fleming...........................        33      Chief Operating Officer, CitySearch.com
Steven Trepp............................        35      President, CitySearch.com
Tom Stockham............................        35      Executive Vice President, Ticketmaster.com
Cynthia Hennessy........................        42      President, Match.com
Brad Serwin.............................        39      General Counsel, Vice President and Secretary


     Mr. Conn has served as Chief Executive Officer of Ticketmaster Online-CitySearch since September 1998 and as a director since March 1999. He has served as Chief Executive Officer of CitySearch since he co-founded CitySearch in September 1995, served as President of CitySearch from September 1995 to October 1996 and served as a director from September 1995 until September 1998. From September 1990 to September 1995, he was a consultant at McKinsey & Company, where he was elected Partner. From September 1986 to September 1988, Mr. Conn worked with the Boston Consulting Group in Boston and Tokyo and in 1989 with Canon, Inc. Mr. Conn holds a B.A. from Boston University, a B.A. and M.A. from Oxford University, where he was a Rhodes Scholar, and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

     Mr. Pleasants has served as President of Ticketmaster Online-CitySearch since January 2000. Prior to such position, Mr. Pleasants served as President - Ticketing and Transactions from May 1999 to December 1999, Executive Vice President - New Markets from November 1998 to April 1999 and General Manager - New Markets from November 1996 to November 1998. From September 1993 to November 1996, Mr. Pleasants served as Product Manager for PepsiCo's Frito-Lay division. From May 1988 to August 1991, he worked as a Plant Manager and sales and marketing executive at Hygiene Industries, a textile manufacturer. Mr. Pleasants holds an MBA from Harvard Business School.

     Mr. Marriott has served as Executive Vice President, Corporate Strategy and Development of Ticketmaster Online-CitySearch since January 2000. Prior to such position, Mr. Marriott served as Executive Vice President, Business Development from February 1999 to December 1999 and Executive Vice President, Product Development and Marketing from August 1997 to January 1999. Prior to joining the Company, Mr.

Marriott was employed by PepsiCo for more than seven years, most recently in the position of Senior Product Manager for PepsiCo's Frito-Lay division.

     Mr. McInerney has served as Chief Financial Officer, Executive Vice President, Finance and Administration and Treasurer of Ticketmaster Online-CitySearch since May 1999 when he joined the company. Prior to joining Ticketmaster Online-CitySearch, Mr. McInerney was an investment banker with Morgan Stanley Dean Witter for eleven years, most recently as a Principal. Mr. McInerney holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

     Ms. Fleming has served as Chief Operating Officer, CitySearch.com of Ticketmaster Online-CitySearch since December 1999. Prior to that, Ms. Fleming served as Regional Vice President, Southeast Region from January 1998 to December 1999 and General Manager of the city guide in Raleigh-Durham, North Carolina, the first CitySearch market, from December 1996 to January 1998. From 1987 to December 1996, Ms. Fleming was employed by University Directories, a national publishing company serving universities and colleges, most recently in the position of Vice President and General Manager.

     Mr. Trepp has served as President, CitySearch.com of Ticketmaster Online-CitySearch.com since January 2000. Prior to that, Mr. Trepp served as Regional Vice President, Northeast Region from May 1999 to December 1999 and as General Manager and Director, Operations, from April 1997 to April 1999. From September 1993 to April 1997, Mr. Trepp was employed by TMP Worldwide, Inc., an advertising agency, most recently in the position of Senior Vice President, Strategy and Finance and Director, Corporate Planning. Mr. Trepp has a BS from the School of Management, Boston College.

     Mr. Stockham has served as Executive Vice President, Ticketmaster.com, of Ticketmaster Online-CitySearch since August 1999. Mr. Stockham joined CitySearch in 1996 as General Manager of one of the original city guide sites. Prior to that, Mr. Stockham served as President and Director of Sonic Innovations, a manufacturer of advanced hearing health technologies, from December 1993 to August 1996. Prior to that, Mr. Stockham managed a U.S. Senate campaign in the 1992 election cycle. Mr. Stockham holds an MBA from the Stanford Graduate School of Business and a BA from Dartmouth College.

     Ms. Hennessy has served as President, Match.com since April 2000. From July 1992 to April 2000, Ms. Hennessy was Executive Partner at TLP, Inc. (formerly, DDB Needham Promotions), an integrated communications company and part of the Omnicom group, where she directed client services for accounts including Frito-Lay, Pizza Hut, Harrah's, ADVO, Fetzer Wines and Enron Energy Services. From February 1991 to July 1992, Ms. Hennessy was a Director of Strategic Alliances at The Walt Disney Company. Ms. Hennessy holds a B.A. from Indiana University.

     Mr. Serwin has served as General Counsel, Vice President and Secretary of Ticketmaster Online-CitySearch since June 1999 when he joined the company. From March 1995 to May 1999, Mr. Serwin served as General Counsel, Senior Vice President and Secretary of PAULA Financial, a publicly traded insurance holding company. Prior to joining PAULA Financial, Mr. Serwin practiced law for nine years with Gibson,

Dunn & Crutcher LLP, where he specialized in transactional and securities law matters. Mr. Serwin received his JD from the Harvard Law School in 1986.

SUMMARY COMPENSATION TABLE

      The following table sets forth certain summary information concerning the compensation awarded to or earned by, or paid for services rendered by, the Named Officers during the two fiscal years ended December 31, 1999.

                                                              LONG-TERM COMPENSATION
                                                              -----------------------
                                                                       AWARDS
                                                              -----------------------
                                                                           SECURITIES
                                         ANNUAL COMPENSATION  RESTRICTED   UNDERLYING
           NAME AND              FISCAL  -------------------    STOCK       OPTIONS
      PRINCIPAL POSITION          YEAR     SALARY    BONUS    AWARD(S)(1)   (SHARES)
-------------------------------  ------  --------- ---------  -----------  ----------
Charles Conn III                   1999   $185,000   $50,000  $         0           0
  Chief Executive Officer          1998    119,750    50,000            0     350,000

John Pleasants                     1999     161,667        0     4,803,750    700,000(2)
  President                        1998     100,000        0             0    120,000

Dan Marriott                       1999     148,333        0     1,537,200    650,000(3)
  Executive Vice President,        1998      98,333        0             0    120,000
  Corporate Strategy and
  Development

Traci Fleming                      1999     122,700   33,278             0     65,000
  Chief Operating Officer,         1998      92,930    6,696             0     33,081
  City Guides

Steven Trepp                       1999     115,227   41,139             0    145,000
  President, City  Guides          1998       7,544    7,544             0     86,500
                                   1998       7,544    7,544             0     86,500


-------------------

(1) The dollar amounts of the restricted stock awards to Messrs. Marriott and Pleasants are calculated based on the $38.4375 closing price per share of the Class B Common Stock on December 31, 1999, the date on which the restricted stock awards were granted.

(2) Excludes options to purchase 200,000 shares of USAi common stock granted by USAi to Mr. Pleasants on January 3, 2000, as adjusted, to the extent applicable, for the two-for-one stock split that became effective for holders of record of USAi common stock as of the close of business on February 10, 2000.

(3) Excludes options to purchase 160,000 shares of USAi common stock granted by USAi to Mr. Marriott on January 3, 2000, as adjusted, to the extent applicable, for the two-for-one stock split that became effective for holders of record of USAi common stock as of the close of business on February 10, 2000.

OPTION GRANTS

      The following table sets forth certain information regarding option grants to the Named Officers during the year ended December 31, 1999.


                             INDIVIDUAL
                               GRANTS
                             ----------     PERCENTAGE
                              NUMBER OF      OF TOTAL                                    POTENTIAL REALIZABLE VALUE
                             SECURITIES       OPTIONS                                    AT ASSUMED ANNUAL RATES OF
                             UNDERLYING     GRANTED TO                                   STOCK PRICE APPRECIATION
                               OPTIONS     EMPLOYEES IN    EXERCISE OR                       FOR OPTION TERM (3)
                               GRANTED        FISCAL        BASE PRICE      EXPIRATION   --------------------------
           NAME               (SHARES)       YEAR (1)     ($/SHARE) (2)        DATE         5% ($)         10% ($)
---------------------------  ----------    ------------    -------------     ----------  ------------ -------------
Charles Conn III                  -              -                             -              $-            $-

John Pleasants                 100,000          1.8%          $22.75           6/23/09   $ 1,430,734   $ 3,625,763

                               600,000         10.8(4)         38.43          12/31/09    14,501,052    36,748,512

Daniel Marriott                 50,000          1.0            22.75           6/23/09       715,367     1,812,881

                               600,000         10.8(5)         38.43          12/31/09    14,501,052    36,748,512

Traci Fleming                   15,000          -              22.75           6/23/09      214,609        543,864

                                50,000          1.0            20.37          10/20/09       640,528     1,623,225

Steven Trepp                    15,000          -              22.75           6/23/09       214,609       543,864

                               130,000          2.3            39.37          12/27/09     3,218,745     8,156,932


-------------------

(1) Based on options to purchase 3,436,520 and 2,114,375 shares granted under the 1998 Stock Plan and the 1999 Stock Plan, respectively, to the Company's employees, including the Named Officers, during the year ended December 31, 1999. These options exclude options to purchase 497,000 shares of Class B Common Stock that were granted to employees and subsequently canceled during the fiscal year ended December 31, 1999.

(2) The exercise price per share of each option was equal to the fair market value of our underlying Common Stock on the date of the trading day immediately preceding the date of grant as determined by Compensation Committee of the Board of Directors.

(3) Potential gains are calculated based on the $38.4375 closing price per share of Class B Common Stock on December 31, 1999 net of the respective exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Class B Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future market price of shares of Class B Common Stock, the Company's future financial performance and overall market conditions.

(4) Excludes options to purchase 200,000 shares of USAi common stock granted to Mr. Pleasants on January 3, 2000. Such options represent 56% of the total options of USAi common stock granted to the Company's employees in the 1999 fiscal year, have an exercise price of $27.625 per share and expire on January 3, 2010. Potential realizable value of these options at assumed annual rates of USAi stock price appreciation for the option term of 5% and 10% would be $6,997,127 and $19,939,395, respectively. Potential gains are calculated based on the $27.625 closing price per share of USAi common stock on December 31, 1999 net of the respective exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent USAi's estimate or projection of the future USAi common stock price. Actual gains, if any, on stock option exercises are dependent on the future market price of shares of USAi common stock, USAi's future financial performance and overall market conditions. This information is as adjusted, to the extent applicable, for the two-for-one stock split that became effective for holders of record of USAi common stock as of the close of business on February 10, 2000.

(5) Excludes options to purchase 160,000 shares of USAi common stock granted to Mr. Marriott on January 3, 2000. Such options represent 44% of the total options of USAi common stock granted to the Company's employees in the 1999 fiscal year, have an exercise price of $27.625 per share and expire on January 3, 2010. Potential realizable value of these options at assumed annual rates of USAi stock price appreciation for the option term of 5% and 10% would be $5,597,702 and $11,531,516, respectively. Potential gains are calculated based on the $27.625 closing price per share of USAi common stock on December 31, 1999 net of the respective exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent USAi's estimate or projection of the future USAi common stock price. Actual gains, if any, on stock option exercises are dependent on the future market price of shares of USAi common stock, USAi's future financial performance and overall market conditions. This information is as adjusted, to the extent applicable, for the two-for-one stock split that became effective for holders of record of USAi common stock as of the close of business on February 10, 2000.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

      The following table sets forth the number of shares acquired upon the exercise of stock options during the year ended December 31, 1999 and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers at December 31, 1999.

                                                                                            VALUE OF
                             SHARES                    NUMBER OF SECURITIES               UNEXERCISED
                           ACQUIRED ON    VALUE       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
          NAME              EXERCISE    REALIZED    OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END (1)
-------------------------  -----------  --------  ------------------------------  ------------------------------
                                                   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                  -------------- ---------------  -------------- ---------------
Charles Conn III                 -         $   -         362,500         112,500    $11,055,000       $645,750

John Pleasants              37,647        815,421         52,560         764,293      1,585,584      3,873,993

Daniel Marriott             18,702        345,624         44,734         721,564      1,359,691      3,233,513

Traci Fleming               27,872        722,969          7,122          80,087        146,961      1,732,393

Steven Trepp                42,362        904,431         14,376         178,262        415,928      1,335,851


-------------------

(1) Calculated using closing price on December 31, 1999 of the Class B Common Stock of $38.4375 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On May 9, 1996, CitySearch entered into an at-will employment agreement with Mr. Conn. Pursuant to the employment agreement, in the event that Mr. Conn's employment is terminated, he will be entitled to receive severance payments until the earlier of (1) such time as he is employed by a recognized company or (2) six months after termination. The severance payments will equal his full salary for the first three months after termination and half of his salary for the second three months after termination. In addition, pursuant to stock option agreements between the Company and Mr. Conn, the vesting of his stock options was accelerated and such stock options fully vested upon completion of the merger between Ticketmaster Online and CitySearch.

     On December 31, 1999, the Company entered into an at-will employment agreement with each of Messrs. Pleasants and Marriott. Pursuant to these employment agreements, in the event that either Messrs. Pleasants' or Marriott's employment is terminated, the terminating employee will maintain the confidentiality of Company information, and not compete with the Company's principal businesses for two years after such termination. In addition, the terminating employee will not solicit the employment of any Company employee, nor hire any Company employee, for one year after such termination. For a period of two years after termination, the terminating employee will serve the Company in a consulting capacity and will receive a fee of $30,000 per year for such services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has a Compensation Committee, comprised of Messrs. Kavner and Savoy. Neither of the members of the Compensation Committee is or was in the past an officer or employee of Ticketmaster Online-CitySearch or its subsidiaries. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH WHICH IMMEDIATELY FOLLOWS DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THE REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
        COMPENSATION

     The Company's compensation philosophy is to tightly link executive pay to corporate performance and returns to stockholders. A significant portion of executive compensation is tied to appreciation in the Company's market valuation. Thus, a significant portion of an executive's compensation is at risk. The goals of the compensation program are to attract and retain exceptional executive talent, to motivate these executives to achieve the Company's business goals, to link executive and stockholder interests through equity-based plans and to recognize individual contributions as well as overall business results.

     The key elements of the Company's executive compensation are generally base salary and stock options and, to a lesser extent, restricted stock. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by the Company to the individual executive.

BASE SALARIES

     Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at other companies. Base salaries are also determined by evaluating the financial performance and, where appropriate, certain non-financial performance measures, of the Company, and the performance of each executive officer.

     The base salaries of the Company's executive officers are generally low in comparison to base salaries for comparable positions at other companies. This is due to the fact that that the Company's executive compensation program is heavily weighted towards stock options, more tightly coupling executive interests with those of the stockholders of the Company.

     With respect to the base salary of Mr. Conn in 1999, the Compensation Committee took into account base salaries of chief executive officers of peer companies, the Company's success in meeting its return on equity goals in 1998, the performance of the Company's Class B Common Stock and the assessment by the Compensation Committee of Mr. Conn's individual performance. The Compensation Committee also took into account the longevity of Mr. Conn's service to the Company and its belief that Mr. Conn is an excellent representative of the Company to the public by virtue of his stature in the industry.

STOCK OPTIONS

     The purpose of the Company's stock option plans is to provide an additional incentive to all employees of the Company to work to maximize shareholder value. Generally, stock options vest over four years. This approach is designed to act as a retention device for key employees and to encourage all employees to take into account the long-term interests of the Company. The Company grants stock options to each of its full-time employees.

     Stock options may be granted to the Company's executive officers and other employees under the Company's 1998 Stock Plan and 1999 Stock Plan. The guidelines used by the Compensation Committee in making the stock option grants to the executive officers of the Company took into account the duties and responsibilities of the individual, individual performance, years of service to the Company, the number of outstanding options and the size of prior option awards. In the event of poor corporate performance, the Compensation Committee may elect not to award additional options.

     In 1999, Mr. Conn did not receive any stock options due to his pre-existing significant stock holdings and vested stock options.

EXECUTIVE BONUSES

     The Company's executive officers are eligible for an annual cash bonus. Cash bonuses are determined by evaluating the financial performance of the Company and of each individual executive officer.

     Mr. Conn's bonus for 1999 was largely based on the Company's performance in 1999. In the previous two years Mr. Conn received year-end bonuses of $50,000 and $40,000, respectively. After consideration, the Compensation Committee determined that a $50,000 bonus be paid to Mr. Conn in recognition of the Company's financial performance in 1999 (significantly exceeding analysts' estimates and budget), strategic progress (including the acquisitions of Sidewalk, Match.com and One and Only Network, amongst others) and progress in strengthening the Company's management team.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

     While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

CONCLUSION

     Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate and individual performance and stock price appreciation. In 1999, as in previous years, the majority of the Company's executive compensation consisted of compensation with performance-based elements. The Compensation Committee and the Board of Directors intend to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

     The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

                                  Robert Kavner
                                William D. Savoy

PERFORMANCE GRAPH

     Shown below is information comparing the cumulative total return to stockholders of the Company's Class B Common Stock, the Nasdaq Stock Market (U.S.) Index and the Chase H&Q Internet 100 Index from November 30, 1998 to December 31, 1999. The information assumes that the value of the investment in the Company's Class B Common Stock, and each index, was $100 on November 30, 1998, and that all dividends were reinvested.

                                   [GRAPH]


                                    11/30/98      12/31/98       3/31/99       6/30/99       9/30/99      12/31/99

TMCS.............................     $100        $400.00       $240.18       $216.07       $172.77       $274.56

Nasdaq...........................      100         112.99        126.64        138.57        141.93        209.10

Chase H&Q Internet 100...........      100         120.56        203.97        210.07        215.94        418.01


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH AFFILIATES

               USAI, TICKETMASTER CORPORATION AND RELATED ENTITIES

     The Company expects that, both within and outside the ordinary course of business, it and its affiliates, other than USAi and its controlled affiliates, on the one hand, and USAi and its affiliates, other than Ticketmaster Online-CitySearch and its controlled affiliates, on the other hand, will engage in various transactions, including pursuant to the Company's license agreement with Ticketmaster Corporation. The Company expects that these transactions will result in terms to the Company that are at least as favorable as those that could be obtained from a third party, where applicable. In 1999, the Company paid $16.4 million in license fees to Ticketmaster Corporation pursuant to the license agreement. Messrs. Baker, Barnes, Diller, Jacobson, Khosrowshahi and Savoy are directors and/or executive officers of Ticketmaster Corporation or other subsidiaries of the Company's ultimate parent company, USAi.

     In December, 1999, the Company issued 1,302,401 shares of its Class B Common Stock to Ticketmaster Corporation, its majority shareholder, for an aggregate purchase price of $40 million.

     In February 1999, Ticketmaster Online-CitySearch entered into an agreement providing for the combination of Ticketmaster Online-CitySearch, Lycos, Inc. and USAi's Home Shopping Network, Ticketmaster and Internet Shopping Network/First Auction businesses. The transaction was terminated by mutual agreement in May 1999.

                                COMPANY PROPOSALS

     The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated and recommends for election as directors the following fifteen persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

                              Charles Conn
                              John Pleasants
                              Barry Baker
                              Terry Barnes
                              Barry Diller
                              Joseph Gleberman
                              William Gross
                              Allen Grubman
                              Lawrence Jacobson
                              Victor A. Kaufman

                              Dara Khosrowshahi
                              Bryan Lourd
                              William D. Savoy
                              Alan Spoon
                              Thomas Unterman

     All of the nominees, other than Messrs. Grubman, Lourd and Pleasants, are presently directors of the Company. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

                                   PROPOSAL 2

                           ADOPTION OF 1999 STOCK PLAN

     At the Annual Meeting, stockholders will be asked to approve the Company's 1999 Stock Plan (the "Plan"), which was adopted by the Board of Directors in December 1999, subject to approval by the Company's stockholders, and amended in April 2000, subject to stockholder approval. The Plan as originally adopted provided for the issuance of up to 4,000,000 shares of Class B Common Stock. The Plan was amended to provide for the issuance of up to 7,000,000 shares of Class B Common Stock. The Company has granted options to purchase 4,771,556 shares of Class B Common Stock under the Plan which remain outstanding as of March 31, 2000. The Plan is intended to supplement the Company's 1998 Stock Plan (the "1998 Plan"), under which, as of March 31, 2000, 871,669 shares of Class B Common Stock were available for future grant or issuance.

     The following summary of the main features of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is set forth as Appendix A to this Proxy Statement.

     The purposes of the Plan are to attract and retain the best available personnel for positions within the Company, to provide additional incentive to our employees, directors and consultants, and to promote the success of the Company's business.

     The Plan is substantially identical to the 1998 Plan.

     The Company may issue up to 7,000,000 shares of Class B Common Stock pursuant to the Plan. The Plan provides for the grant of incentive stock options to employees (including officers and employee directors) of the Company or any parent or subsidiary of the Company and for the grant of nonstatutory stock options and stock purchase rights

("SPRs") to employees, directors and consultants. Unless terminated sooner, the Plan will terminate automatically in December 2009.

     The administrator of the Plan has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the administrator has the authority to amend, suspend or terminate the Plan, provided that no such action may affect any shares of Class B Common Stock previously issued and sold or any option previously granted under the Plan. The maximum number of shares covered by options that each optionee may be granted during a fiscal year is 500,000 shares. In addition, in connection with an optionee's initial employment with the Company, such optionee may be granted an option covering an additional 1,000,000 shares.

     Options and SPRs granted under the Plan are generally not transferable by the optionee, and each option and SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the Plan generally must be exercised within three months after the end of the optionee's status as an employee, director or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term.

     In the case of SPRs, unless the administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the administrator.

     The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the Class B Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the Class B Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other options granted under the Plan may not exceed ten years.

     The Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options and SPRs are not assumed or substituted for by the successor corporation, the administrator shall provide for the optionee to vest and to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If the administrator makes an option or SPR vested and exercisable in full in the event of a merger or sale of assets, the administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of awards or grants thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, and they depend on the participant's individual circumstances and the nature of the award, participants in the Plan are advised to consult their tax advisors prior to exercise of options or other awards or dispositions of stock acquired pursuant to awards.

     Incentive stock options and nonstatutory stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonstatutory stock options need not comply with such requirements.

     In general, an optionee is not taxed, and the Company is not entitled to a tax deduction, on the grant or, except as described below, exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares of Class B Common Stock underlying the option on the exercise date will, however, be a preference item for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an incentive stock option. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition and the Company will generally be entitled to a tax deduction equal to the amount of the ordinary income recognized by the optionee. The amount of the ordinary income will be the lesser of (i) the excess of the amount realized on disposition over the optionee's adjusted basis in the shares (usually the exercise price) or (ii) the excess of the fair market value of the shares on the exercise date over the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option.

     An optionee is not taxed on the grant of an nonstatutory stock option. On exercise, however, the optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price, and the Company generally is entitled to a tax deduction equal to such amount. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise.

     Certain officers and significant stockholders of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934 should consult their tax advisors regarding the effect of Section 16(b) on the amount and timing of income to be recognized in connection with an award under the Plan, including the ability and advisability of making an election under Section 83(b) of the Code in connection with an award.

     Options and SPRs granted under the Plan may provide for delayed vesting of the recipient's rights to the shares purchasable thereunder. Unless the recipient makes a valid election under section 83(b) of the Code within 30 days after the receipt of restricted shares of Class B Common Stock, the recipient generally will not be taxed on the receipt of such restricted shares until the restrictions on such shares lapse or are removed. When the restrictions lapse or are removed, the recipient will recognize ordinary income (and the Company generally will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes a valid section 83(b) election within 30 days of the receipt of restricted shares of Class B Common Stock, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of such shares on the date of receipt (determined without regard to the effect on value of the restrictions) over the purchase price.

     Special rules will apply in cases where a recipient of an award under the Plan pays the exercise or purchase price of the award or applicable withholding tax obligations under the Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the incentive stock option holding periods discussed above. The Company generally will be required to withhold any applicable income and employment taxes in connection with the ordinary income recognized by a participant upon exercise or payment of an award under the Plan, and may require the participant to pay such taxes as a condition to exercise of an award under the Plan.

     The terms of the agreements or other documents pursuant to which specific awards are made under the Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Participants should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     As described above, Options granted under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation relating to an award that is paid to a Covered Employee (as defined in Section 162). Compensation for any year that is attributable to an award granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1999 STOCK PLAN.

                                   PROPOSAL 3

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, on the recommendation of its Audit Committee (consisting of directors who are neither officers nor employees of the Company), has appointed Ernst & Young LLP as independent auditors for the Company and its subsidiaries for 2000. As a matter of corporate practice, the Company is submitting the appointment of Ernst & Young LLP to shareholders for ratification. If shareholders fail to ratify the appointment, the Audit Committee will review its selection for subsequent years.

     Ernst & Young LLP has served as independent auditors for Ticketmaster Online-CitySearch, Inc. since 1998 when the Company was formed by the merger of Ticketmaster Online and CitySearch. One or more members of the firm will attend the 2000 Annual Meeting. Ernst & Young LLP has indicated that it does not presently intend to make a statement at the 2000 Annual Meeting, but a member of the firm will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSALS

     No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 2001 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than January 10, 2001, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company may have discretionary authority to vote on a stockholder proposal if it is not received by the Company before January 10, 2000. The Company anticipates that next year's annual meeting will take place on May 10, 2001.

                                  OTHER MATTERS

     The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes. Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. At that time they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                          ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of the Company for the 1999 fiscal year is being mailed to stockholders together with this Proxy Statement.

     THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1999 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                                   By Order of the Board of Directors,

                                   /s/ Bradley K. Serwin
                                   ---------------------------------------------
                                   Bradley K. Serwin
                                   Vice President, General Counsel and Secretary

Pasadena, California
April 20, 2000

                                                                  APPENDIX A


                      TICKETMASTER ONLINE-CITYSEARCH, INC.

                              1999 STOCK PLAN


    1.  PURPOSES OF THE PLAN. The purposes of this 1999 Stock Plan are:

      - to attract and retain the best available personnel for positions of substantial responsibility,

      - to provide additional incentive to Employees, Directors and Consultants, and

      - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS. As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f) "COMMON STOCK" means the Class B Common Stock of the Company.

        (g) "COMPANY" means Ticketmaster Online-CitySearch, Inc., a Delaware corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "NOTICE OF GRANT" means a written or electronic notice titled
Notice of Grant of Stock Options and Option Agreement evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x) "PLAN" means this 1999 Stock Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "SECTION 16(b)" means Section 16(b) of the Exchange Act.

        (cc) "SERVICE PROVIDER" means an Employee, Director or Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common
Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a) PROCEDURE.

            (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

            (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)   to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

            (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

            (vii) to institute an Option Exchange Program;

            (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

            (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

            (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

            (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i)  In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i)    cash;

            (ii)   check;

            (iii)  promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

            (vii)  any combination of the foregoing methods of payment; or

            (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of

Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15. AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16. CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                         ANNUAL MEETING OF STOCKHOLDERS
                      TICKETMASTER ONLINE-CITYSEARCH, INC.

    The undersigned hereby appoints Thomas J. McInerney and Bradley K. Serwin, and each or any of them with the power to appoint his substitute, as Proxies, with the powers the undersigned would possess if personally present, to vote, as designated below, all Class A Common Stock of the undersigned in Ticketmaster Online-CitySearch, Inc. (the "Company") at the Annual Meeting of Stockholders on May 10, 2000, or any adjournments thereof.

1.   ELECTION OF DIRECTORS  FOR all nominees listed below                       WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW. / /

 Charles Conn, John Pleasants, Barry Baker, Terry Barnes, Barry Diller, Joseph
                    Gleberman, William Gross, Allen Grubman,
     Lawrence Jacobson, Victor A. Kaufman, Dara Khosrowshahi, Bryan Lourd,
                 William D. Savoy, Alan Spoon, Thomas Unterman

 (To withhold authority to vote for an individual write that nominee's name on space provided below.)

--------------------------------------------------------------------------------

2.  THE PROPOSAL TO APPROVE THE COMPANY'S 1999 STOCK PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2000

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURMENT THEREOF

                            (CONTINUED ON REVERSE SIDE)

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THIS PROXY OF TICKETMASTER ONLINE-CITYSEARCH, INC. DATED APRIL 20, 2000.

                                              Date _______________________, 2000

                                              __________________________________
                                              (signature)

                                              __________________________________
                                              (signature, if jointly held)

                                              Please sign exactly as name
                                              appears at left. If stock is
                                              jointly held each owner should
                                              sign. Executors, Administrators,
                                              Trustees, Guardians and Corporate
                                              Officers should indicate their
                                              fiduciary capacity of full title
                                              when signing.

                                              Please mark, sign, date and return
                                              this proxy card promptly, using
                                              the enclosed envelope.

                         ANNUAL MEETING OF STOCKHOLDERS
                      TICKETMASTER ONLINE-CITYSEARCH, INC.

    The undersigned hereby appoints Thomas J. McInerney and Bradley K. Serwin, and each or any of them with the power to appoint his substitute, as Proxies, with the powers the undersigned would possess if personally present, to vote, as designated below, all Class B Common Stock of the undersigned in Ticketmaster Online-CitySearch, Inc. (the "Company") at the Annual Meeting of Stockholders on May 10, 2000, or any adjournments thereof.

1.   ELECTION OF DIRECTORS  FOR all nominees listed below                       WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW. / /

 Charles Conn, John Pleasants, Barry Baker, Terry Barnes, Barry Diller, Joseph
                    Gleberman, William Gross, Allen Grubman,
     Lawrence Jacobson, Victor A. Kaufman, Dara Khosrowshahi, Bryan Lourd,
                 William D. Savoy, Alan Spoon, Thomas Unterman

 (To withhold authority to vote for an individual write that nominee's name on space provided below.)

--------------------------------------------------------------------------------

2.  THE PROPOSAL TO APPROVE THE COMPANY'S 1999 STOCK PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2000

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURMENT THEREOF

                            (CONTINUED ON REVERSE SIDE)

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THIS PROXY OF TICKETMASTER ONLINE-CITYSEARCH, INC. DATED APRIL 20, 2000.

                                              Date _______________________, 2000

                                              __________________________________
                                              (signature)

                                              __________________________________
                                              (signature, if jointly held)

                                              Please sign exactly as name
                                              appears at left. If stock is
                                              jointly held each owner should
                                              sign. Executors, Administrators,
                                              Trustees, Guardians and Corporate
                                              Officers should indicate their
                                              fiduciary capacity of full title
                                              when signing.

                                              Please mark, sign, date and return
                                              this proxy card promptly, using
                                              the enclosed envelope.